Exhibit 99.1

FOR IMMEDIATE RELEASE

Stoneridge Reports Strong Third-Quarter 2020 Results

STRONG EXECUTION IN Q3 RESULTING IN EPS OF $0.25 (ADJUSTED EPS OF $0.18)

2021 PRELIMINARY OUTLOOK EXPECTS SALES OF AT LEAST $715 MILLION, GROWTH OF AT LEAST 20% ADJUSTED FOR DISCONTINUED SOOT SENSOR PRODUCT LINES

2020 Third-Quarter Results

•	Earnings per diluted share (“EPS”) of $0.25
•	Adjusted EPS of $0.18
•	Sales of $175.8 million
•	Gross profit of $46.0 million
•	Adjusted gross profit of $46.7 million (26.5% of sales)
•	Operating income of $9.8 million
•	Adjusted operating income of $8.2 million (4.7% of sales)
•	Adjusted EBITDA of $16.9 million (9.6% of sales)
•	Incremental adjusted operating margin on incremental revenue (“adjusted contribution margin”) of 35.8% vs. Q2

2020 Fourth-Quarter Guidance

•	Sales of $165 - $175 million (2020 sales of $624 - $634 million)
•	Adjusted gross margin of 25.5% - 26.0% (2020 adjusted gross margin of 23.75% - 24.25%)
•	Adjusted operating margin of 0.0% - 2.0% (2020 adjusted operating margin of (1.0%) - 0.0%)
•	Adjusted EBITDA margin of 5.5% - 7.5% (2020 adjusted EBITDA margin of 4.5% - 5.5%)
•	Q4 tax expense expected to be approximately $1.25 million
•	Adjusted EPS of ($0.05) - $0.05 (2020 adjusted EPS of ($0.22) - ($0.12))

2021 Outlook

•	Sales of at least $715 million (20%+ growth adjusted for discontinued soot sensor product lines) based on current market outlook

NOVI, Mich. – October 28, 2020 – Stoneridge, Inc. (NYSE: SRI) today announced financial results for the third quarter ended September 30, 2020, with sales of $175.8 million and earnings per diluted share of $0.25. Adjusted EPS was $0.18 for the third quarter, considering normalizing adjustments as outlined in the exhibits attached hereto.

For the third quarter of 2020, Stoneridge reported gross profit of $46.0 million and adjusted gross profit of $46.7 million (26.5% of sales), which was an increase of adjusted gross margin of 12.1% relative to the second quarter of 2020. Operating income was $9.8 million and adjusted operating income was $8.2 million (4.7% of sales). Adjusted EBITDA was $16.9 million (9.6% of sales).

Jon DeGaynor, president and chief executive officer, commented, “In the third quarter, we experienced top-line growth that exceeded our previously outlined expectations due to strong recovery across our global end markets. We took advantage of the incremental revenue with improved gross and operating margins, resulting in an adjusted contribution margin of 35.8% relative to the second quarter, again exceeding our previously outlined expectations.”

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DeGaynor continued, “In the third quarter, we took several steps forward in our continued commercialization of MirrorEye®. Through our partnership with Daimler Trucks North America (“DTNA”), the pre-wire option became available at the end of the third quarter. We have already received orders from our existing fleet partners as well as from fleets that have not been a part of our long-term evaluation process. Looking forward to 2021, we expect the continued ramp-up of MirrorEye® retrofit orders in the traditional retrofit application, as well as through our pre-wire partnership with DTNA. In addition, we are pursuing pre-wire relationships with other OEMs and expect to launch our first OEM MirrorEye platforms in both North America and Europe in 2021.”

Third Quarter in Review

Control Devices sales totaled $100.9 million, an increase of $52.3 million, or 107.8%, as a result of the broad production volume increases primarily in the North America automotive market, relative to the second quarter of 2020. Control Devices adjusted gross margin increased primarily due to fixed cost leverage as a result of continued operational improvements as well as decreased direct material and labor costs as a percentage of sales compared to the second quarter of 2020. The segment’s adjusted operating income increased relative to the second quarter as a result of the increase in sales and gross margin as well as lower SG&A and D&D as a percentage of sales, resulting in an adjusted operating margin of 13.2%. Sales increased by approximately 2.8% and adjusted operating margin increased by 310 basis points compared to the first quarter.

Electronics sales totaled $70.4 million, an increase of $22.8 million, or 47.9%, relative to the second quarter of 2020 primarily as a result of broad production ramp-ups at customer facilities primarily in the North America and Europe commercial vehicle markets. Electronics adjusted gross margin increased primarily due to fixed cost leverage as a result of continued operational improvements as well as a decrease in direct materials as a percentage of sales compared to the second quarter of 2020. The segment’s adjusted operating income increased relative to the second quarter as a result of the increase in sales and gross margin as well as lower SG&A and D&D as a percentage of sales, resulting in an adjusted operating margin of 1.9%. Sales declined by approximately 11.8% while adjusted operating margin decreased by 170 basis points compared to the first quarter.

Stoneridge Brazil sales totaled $12.8 million, an increase of $5.8 million, or 83.0% relative to the second quarter primarily due to the increase in aftermarket, OEM and mass retail product sales. Stoneridge Brazil’s adjusted gross margin declined due to the increase in direct material costs as a result of product mix, partially offset by fixed cost leverage as compared to the second quarter. The segment’s adjusted operating income increased relative to the second quarter as a result of the increase in sales and lower SG&A and D&D expenses as a percentage of sales, resulting in an adjusted operating margin of 5.0%. Adjusted operating margin increased by 240 basis points compared to the first quarter despite a sales decline of approximately 12.0%.

Cash and Debt Balances

During the quarter, the Company reduced net debt by approximately $10.3 million relative to the prior quarter and repaid $17.0 million on its existing credit facility. At September 30, 2020, Stoneridge had cash and cash equivalents balances totaling $68.3 million. Total debt as of September 30, 2020 was $151.6 million. Total debt less cash and cash equivalents yielded a current net debt to trailing-twelve-month adjusted EBITDA ratio of approximately 2.4x. The Company had approximately $254.3 million of undrawn commitments under the existing credit facility as of September 30, 2020, which resulted in total undrawn commitments and cash balances of $322.6 million.

Outlook

Bob Krakowiak, chief financial officer, commented, “We expect fourth quarter revenue to decline slightly relative to the third quarter based on the continued stabilization of global production, offset by historical seasonality in Control Devices. We expect continued strong margin performance however we anticipate incremental expenses due to the reinstatement of certain wage and benefit programs and the normalization of other operating expenses. Additionally, we expect incremental D&D expenses to continue to support launches of large programs in 2021. As a result, we are guiding fourth quarter adjusted earnings per share to a range of ($0.05) to $0.05.”

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DeGaynor concluded, “We believe the actions we took in response to the global pandemic positioned each of our segments for continued long-term success. As we look into 2021, we expect continued recovery with production forecasts implying 13.5% growth in our weighted-average end markets. In addition, new program launches are expected to create significant growth opportunities for the Company in 2021 and beyond. As a result of production forecast tailwinds based on current market conditions, the continued ramp-up of our MirrorEye® retrofit programs and the launch of several new programs in 2021, we expect revenue to exceed $715 million next year, an increase of at least 20% adjusted for the discontinued soot sensor business. Stoneridge remains well positioned to capitalize on the industry megatrends that will drive outperformance of our underlying markets going forward.”

Conference Call on the Web

A live Internet broadcast of Stoneridge’s conference call regarding 2020 third-quarter results can be accessed at 9:00 a.m. Eastern Time on Thursday, October 29, 2020, at www.stoneridge.com, which will also offer a webcast replay.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Novi, Michigan, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial, off-highway, motorcycle and agricultural vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements

Statements in this release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this report and may include statements regarding the intent, belief or current expectations of the Company, with respect to, among other things, our (i) future product and facility expansion, (ii) acquisition strategy, (iii) investments and new product development, (iv) growth opportunities related to awarded business, and (v) operational expectations. Forward-looking statements may be identified by the words “will,” “may,” “should,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:

•	the impact of COVID-19, or other future pandemics, on the global economy, and on our customers, suppliers, employees, business and cash flows;
•	the reduced purchases, loss or bankruptcy of a major customer or supplier;
•	the costs and timing of business realignment, facility closures or similar actions;
•	a significant change in automotive, commercial, off-highway, motorcycle or agricultural vehicle production;
•	competitive market conditions and resulting effects on sales and pricing;
•	the impact of changes in foreign currency exchange rates on sales, costs and results, particularly the Argentinian peso, Brazilian real, Chinese renminbi, euro, Mexican peso and Swedish krona;
•	our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;
•	customer acceptance of new products;
•	our ability to successfully launch/produce products for awarded business;
•	adverse changes in laws, government regulations or market conditions, including tariffs, affecting our products or our customers’ products;
•	our ability to protect our intellectual property and successfully defend against assertions made against us;
•	liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;
•	labor disruptions at our facilities or at any of our significant customers or suppliers;
•	business disruption due to natural disasters or other disasters outside of our control;

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•	the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;
•	the amount of our indebtedness and the restrictive covenants contained in the agreements governing our indebtedness, including our revolving credit facility;
•	capital availability or costs, including changes in interest rates or market perceptions;
•	the failure to achieve the successful integration of any acquired company or business;
•	risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions; and
•	the items described in Part II Item 1A (“Risk Factors”) of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020 and in Part I, Item IA (“Risk Factors”) of our 2019 10-K filed with the SEC.

The forward-looking statements contained herein represent our estimates only as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise.

Use of Non-GAAP Financial Information
This press release contains information about the Company’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (”GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these non-GAAP financial measures for 2020 and 2019 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that adjusted gross profit and margin, adjusted operating income (loss) and margin, adjusted net income (loss), adjusted earnings (loss) per share, adjusted EBITDA, adjusted contribution margin, net debt, adjusted income (loss) before tax and adjusted tax rate are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods.

Adjusted gross profit and margin, adjusted operating income (loss) and margin, adjusted net income (loss), adjusted earnings (loss) per share, adjusted EBITDA, adjusted contribution margin, net debt, adjusted income (loss) before tax and adjusted tax rate should not be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), earnings (loss) per share, debt, income (loss) before tax or tax rate prepared in accordance with GAAP.

For more information, contact Matthew R. Horvath, Executive Director Corporate Strategy and Investor Relations (Matthew.Horvath@Stoneridge.com) or Kelly Harvey, Director Investor Relations (Kelly.Harvey@Stoneridge.com)

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(in thousands, except per share data)	2020	2019	2020	2019

Net sales	$175,764	$203,386	$458,275	$643,924
Costs and expenses:
Cost of goods sold	129,769	151,531	353,629	474,389
Selling, general and administrative	24,414	30,978	81,610	94,088
Gain on disposal of Non-core Products, net	-	-	-	(33,599)
Design and development	11,754	11,554	36,373	38,838
Operating income (loss)	9,827	9,323	(13,337)	70,208
Interest expense, net	1,882	1,149	4,322	3,153
Equity in earnings of investee	(330)	(318)	(556)	(1,230)
Other (income) expense, net	(253)	381	(1,879)	(148)
Income (loss) before income taxes	8,528	8,111	(15,224)	68,433
Provision (benefit) for income taxes	1,814	1,450	(3,694)	12,351
Net income (loss)	$6,714	$6,661	$(11,530)	$56,082

Earnings (loss) per share:
Basic	$0.25	$0.24	$(0.43)	$2.01
Diluted	$0.25	$0.24	$(0.43)	$1.97
Weighted-average shares outstanding:
Basic	26,956	27,370	27,047	27,929
Diluted	27,223	27,796	27,047	28,425

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CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(in thousands)	2020	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$68,288	$69,403
Accounts receivable, less reserves of $1,478 and $1,289, respectively	129,518	138,564
Inventories, net	88,144	93,449
Prepaid expenses and other current assets	33,865	29,850
Total current assets	319,815	331,266
Long-term assets:
Property, plant and equipment, net	117,151	122,483
Intangible assets, net	52,030	58,122
Goodwill	37,499	35,874
Operating lease right-of-use asset	18,764	22,027
Investments and other long-term assets, net	36,691	32,437
Total long-term assets	262,135	270,943
Total assets	$581,950	$602,209

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of debt	$7,515	$2,672
Accounts payable	76,716	80,701
Accrued expenses and other current liabilities	49,030	55,223
Total current liabilities	133,261	138,596
Long-term liabilities:
Revolving credit facility	144,000	126,000
Long-term debt, net	59	454
Deferred income taxes	11,556	12,530
Operating lease long-term liability	15,142	17,971
Other long-term liabilities	13,560	16,754
Total long-term liabilities	184,317	173,709
Shareholders' equity:
Preferred Shares, without par value, 5,000 shares authorized, none issued	-	-
Common Shares, without par value, 60,000 shares authorized, 28,966 and 28,966 shares issued and 27,006 and 27,408 shares outstanding at September 30, 2020 and December 31, 2019, respectively, with no stated value	-	-
Additional paid-in capital	232,060	225,607
Common Shares held in treasury, 1,960 and 1,558 shares at September 30, 2020 and December 31, 2019, respectively, at cost	(60,482)	(50,773)
Retained earnings	195,012	206,542
Accumulated other comprehensive loss	(102,218)	(91,472)
Total shareholders' equity	264,372	289,904
Total liabilities and shareholders' equity	$581,950	$602,209

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Nine months ended September 30 (in thousands)	2020	2019

OPERATING ACTIVITIES:
Net income (loss)	$(11,530)	$56,082
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation	20,030	18,227
Amortization, including accretion and write-off of deferred financing costs	4,153	5,035
Deferred income taxes	(5,862)	4,374
Earnings of equity method investee	(556)	(1,230)
Loss (gain) on sale of fixed assets	158	(132)
Share-based compensation expense	3,535	4,699
Excess tax deficiency (benefit) related to share-based compensation expense	50	(655)
Gain on disposal of Non-core Products, net	-	(33,599)
Property, plant and equipment impairment charge	2,326	-
Change in fair value of earn-out contingent consideration	(3,045)	1,846
(Earnings) loss of venture capital fund	(168)	16
Changes in operating assets and liabilities:
Accounts receivable, net	7,107	(8,864)
Inventories, net	3,683	(27,333)
Prepaid expenses and other assets	(2,599)	(11,232)
Accounts payable	(2,303)	12,011
Accrued expenses and other liabilities	(6,024)	1,277
Net cash provided by operating activities	8,955	20,522

INVESTING ACTIVITIES:
Capital expenditures, including intangibles	(24,331)	(30,771)
Proceeds from sale of fixed assets	43	329
Proceeds from disposal of Non-core Products	-	34,386
Investment in venture capital fund	(750)	(1,200)
Net cash (used for) provided by investing activities	(25,038)	2,744

FINANCING ACTIVITIES:
Revolving credit facility borrowings	71,500	81,500
Revolving credit facility payments	(53,500)	(69,000)
Proceeds from issuance of debt	29,608	2,195
Repayments of debt	(24,944)	(1,300)
Earn-out consideration cash payment	-	(3,394)
Other financing costs	(1,062)	(1,346)
Common Share repurchase program	(4,995)	(50,000)
Repurchase of Common Shares to satisfy employee tax withholding	(1,773)	(4,037)
Net cash provided by (used for) financing activities	14,834	(45,382)

Effect of exchange rate changes on cash and cash equivalents	134	(3,713)
Net change in cash and cash equivalents	(1,115)	(25,829)
Cash and cash equivalents at beginning of period	69,403	81,092

Cash and cash equivalents at end of period	$68,288	$55,263

Supplemental disclosure of cash flow information:
Cash paid for interest	$4,134	$3,210
Cash paid for income taxes, net	$137	$11,858

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Regulation G Non-GAAP Financial Measure Reconciliations

Reconciliation to US GAAP

Exhibit 1 - Adjusted EPS

Reconciliation of Adjusted EPS
(USD in millions)	Q3 2020	Q3 2020 EPS
Net Income	$6.7	$0.25

Less: After-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	(2.8)	(0.10)
Add: After-Tax Restructuring Costs	0.9	0.03
Less: After-Tax Earnings in Autotech Fund Investment	(0.2)	(0.01)
Add: After-Tax Business Realignment Costs	0.3	0.01
Adjusted Net Income	$4.9	$0.18

Exhibit 2 – Adjusted Operating Income (Loss) by Segment

Reconciliation of Control Devices Adjusted Operating Income (Loss)
(USD in millions)	Q1 2020	Q2 2020	Q3 2020
Control Devices Operating Income (Loss)	$7.3	$(9.7)	$12.5

Add: Pre-Tax Restructuring Costs	2.2	3.0	0.5
Add: Pre-Tax Business Realignment Costs	0.4	1.0	0.3
Control Devices Adjusted Operating Income (Loss)	$9.9	$(5.6)	$13.3

Reconciliation of Electronics Adjusted Operating Income (Loss)
(USD in millions)	Q1 2020	Q2 2020	Q3 2020
Electronics Operating Income (Loss)	$2.9	$(11.0)	$0.6

Add: Pre-Tax Restructuring Costs	0.0	1.6	0.6
Add: Pre-Tax Business Realignment Costs	-	1.3	0.1
Electronics Adjusted Operating Income (Loss)	$2.9	$(8.1)	$1.3

Reconciliation of Stoneridge Brazil Adjusted Operating Income (Loss)
(USD in millions)	Q1 2020	Q2 2020	Q3 2020
Stoneridge Brazil Operating Income (Loss)	$0.9	$(0.9)	$3.4

Add(Less): Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	(0.6)	0.4	(2.8)
Add: Pre-Tax Business Realignment Costs	0.2	-	0.0
Stoneridge Brazil Adjusted Operating Income (Loss)	$0.4	$(0.5)	$0.6

Exhibit 3 – Adjusted Operating Income (Loss)

Reconciliation of Adjusted Operating Income (Loss)
(USD in millions)	Q2 2020	Q3 2020
Operating Income (Loss)	$(26.8)	$9.8

Add(Less): Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	0.4	(2.8)
Add(Less): Pre-Tax Loss (Earnings) in Autotech Fund Investment	0.1	(0.3)
Add: Pre-Tax Restructuring Costs	4.6	1.1
Add: Pre-Tax Share-Based Comp Accelerated Vesting	0.0	-
Add: Pre-Tax Business Realignment Costs	2.6	0.4
Adjusted Operating Income (Loss)	$(19.1)	$8.2

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Exhibit 4 – Adjusted EBITDA

Reconciliation of Adjusted EBITDA
(USD in millions)	Q4 2019	Q1 2020	Q2 2020	Q3 2020	TTM Q3 2020
Income (Loss) Before Tax	$(0.0)	$4.7	$(28.5)	$8.5	$(15.3)
Interest expense, net	1.2	1.0	1.4	1.9	5.5
Depreciation and amortization	8.1	8.1	7.9	8.1	32.2
EBITDA	$9.3	$13.8	$(19.2)	$18.5	$22.4
Add(Less): Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	0.4	(0.6)	0.4	(2.8)	(2.6)
Add(Less): Pre-Tax Loss (Earnings) in Autotech Fund Investment	0.2	0.0	0.1	(0.3)	0.1
Add: Pre-Tax Restructuring Costs	3.4	2.2	4.6	1.1	11.4
Add: Pre-Tax Business Realignment Costs	0.3	0.6	2.6	0.4	3.9
Add: Pre-Tax Share-Based Comp Accelerated Vesting		0.1	0.0	-	0.1
Adjusted EBITDA	$13.7	$16.1	$(11.4)	$16.9	$35.3

Exhibit 5 – Adjusted Gross Profit

Reconciliation of Adjusted Gross Profit
(USD in millions)	Q2 2020	Q3 2020
Gross Profit	$13.3	$46.0

Add: Pre-Tax Restructuring Costs	0.2	0.6
Add: Pre-Tax Business Realignment Costs	0.9	0.1
Adjusted Gross Profit	$14.4	$46.7

Exhibit 6 – Adjusted Tax Rate

Reconciliation of Adjusted Tax Rate
(USD in millions)	Q3 2020
Income Before Tax	$8.5

Less: Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	(2.8)
Less: Pre-Tax Earnings in Autotech Fund Investment	(0.3)
Add: Pre-Tax Restructuring Costs	1.1
Add: Pre-Tax Business Realignment Costs	0.4
Adjusted Income Before Tax	$6.9

Income Tax Expense	$1.8

Add: Tax Impact From Pre-Tax Adjustments	0.2

Adjusted Income Tax Expense	$2.0

Adjusted Tax Rate	28.9%

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